EXHIBIT 99.1
National Western Life Group, Inc. Announces 2023 Full Year and Fourth Quarter Earnings

Austin, Texas, February 29, 2024 ‑ Ross R. Moody, Chairman of the Board, President, and Chief Executive Officer of National Western Life Group, Inc. (Nasdaq: NWLI), announced today 2023 consolidated net earnings of $94.4 million, or $26.71 per diluted share of Class A Common Stock, compared with restated consolidated net earnings of $246.5 million, or $69.71 per diluted share of Class A Common Stock for 2022. The Company's book value per share as of December 31, 2023 was $670.99.

The Company's reported results were prepared in accordance with the liability accounting methodology required under the Accounting for Long-Duration Contracts ("LDTI") accounting standard effective for publicly traded companies in 2023. A retrospective transition date of January 1, 2021 was elected and financial statements for the years ended December 31, 2022 and 2021 were restated. The Company's pretax earnings for the years ended December 31, 2023 and 2022 include an expense/(benefit) of $68.1 million and $(135.7) million, respectively, for changes in the Market Risk Benefits liability, a new liability category created under LDTI. Unlike previous accounting guidance, the contracts and contract features subject to liability measurement as Market Risk Benefits are measured at fair value, which is largely determined based upon interest rate levels in effect at each respective reporting date.

Commenting on the reported results, Mr. Moody noted, "The new accounting standard produced a swing in pretax earnings in excess of $200 million which covered over the Company's many accomplishments in 2023. We experienced significant gains in our investment returns, enjoyed improved mortality experience on our blocks of business, and, excluding the increase in our equity award expense accruals caused by the sizable increase in our stock price, we pared back our operating expenses substantially. All of this was accomplished in the context of successfully achieving our goal of reaching a merger agreement with Prosperity Life Group early in the fourth quarter of the year."

Mr. Moody added, "Stockholders of National Western Life Group, Inc. overwhelmingly voted to approve the merger agreement at a special stockholders meeting held in January. We are steadily working through the remaining required conditions to closing, most notably the approval of various insurance regulators, and continue to expect to close the deal in the first half of 2024."

National Western Life Group, Inc. is the parent organization of National Western Life Insurance Company, which is the parent organization of Ozark National Life Insurance Company, both stock life insurance companies in aggregate offering a broad portfolio of individual universal life, whole life and term insurance plans, as well as annuity products. At December 31, 2023, the Company maintained consolidated total assets of $12.3 billion, consolidated stockholders' equity of $2.4 billion, and combined life insurance in force of $18.0 billion.

Caution Regarding Forward-Looking Statements:
This press release contains statements which are or may be viewed as forward-looking within the meaning of The Private Securities Litigation Reform Act of 2005. Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks, and uncertainties. These risks and uncertainties also include, (1) the timing of completion of the proposed merger (the "Proposed Transaction") contemplated by the Company's October 8, 2023 merger agreement (the "Merger Agreement") with S. USA Life Insurance Company, Inc. ("S.USA") and its direct wholly owned subsidiary ("PGH Merger Inc.") is uncertain; (2) the conditions to the closing of the Proposed Transaction may not be satisfied; (3) regulatory approvals required for the Proposed Transaction may not be obtained, or required regulatory approvals may delay the Proposed Transaction or result in the imposition of conditions that could have a material adverse effect on the Company or S.USA or cause certain conditions to the closing to not be satisfied, which could result in the termination of the Merger Agreement; (4) the business of the Company or S.USA could suffer as a result of uncertainty surrounding the Proposed Transaction; (5) events, changes or other circumstances could occur that could give rise to the termination of the Merger Agreement; (6) there are risks related to disruption of management's attention from the ongoing business operations of the Company or S.USA due to the Proposed Transaction; (7) the announcement or pendency of the Proposed Transaction could affect the relationships of the Company or S.USA with its clients, and operating results and business generally, including its ability to retain and attract employees; (8) the outcome of any legal proceedings initiated against the Company or S.USA following the announcement of the Proposed Transaction could adversely affect the Company or S.USA, including their ability to consummate the Proposed Transaction; and (9) the Company or S.USA mat be adversely affected by other economic, business, and/or competitive factors as well as management's response to any of the factors described in this paragraph. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of the Company on file with the SEC. The Company does not undertake any obligation to update, correct or otherwise revise any forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company and/or any person acting on its behalf are expressly qualified in their entirety by this section.

National Western Life Group, Inc.
News Release - Page 2

Summary of Consolidated Financial Results (Unaudited)
(In thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2023	2022	2023	2022
Revenues:
Revenues, excluding investment and index option gains (losses)	$172,620	158,985	636,879	640,545
Realized and unrealized gains (losses) on index options	35,366	2,308	40,612	(86,866)
Realized gains (losses) on investments	(117)	50	25,859	6,355
Total revenues	207,869	161,343	703,350	560,034

Benefits and expenses:
Life and other policy benefits	34,213	41,173	117,648	128,654
Policy benefit remeasurement (gains) and losses	—	—	8,360	9,827
Market risk benefits expense	61,397	14,320	68,130	(135,749)
Amortization of deferred transaction costs	19,735	21,053	83,335	88,602
Universal life and annuity contract interest	52,255	20,374	104,996	22,840
Other operating expenses	61,639	43,526	191,196	135,817
Total benefits and expenses	229,239	140,446	573,665	249,991

Earnings (loss) before income taxes	(21,370)	20,897	129,685	310,043
Income tax expense (benefit)	(9,135)	3,663	35,255	63,532
Net earnings (loss)	$(12,235)	17,234	94,430	246,511

Net earnings (loss) attributable to Class A shares	$(11,889)	16,746	91,759	239,540

Diluted Earnings (Loss) Per Class A Share	$(3.46)	4.87	26.71	69.71

Diluted Weighted Average Class A Shares	3,436	3,436	3,436	3,436

			December 31,	December 31,
			2023	2022

Book value per share			$670.99	602.56
Less: Per share impact of accumulated other comprehensive income (loss)			(88.72)	(131.52)
Book value per share, excluding accumulated other comprehensive income (loss) *			$759.71	734.08

*
Book value per share excluding accumulated other comprehensive income (loss) is a non-GAAP financial measure. Accumulated other comprehensive income (loss) totaled $(322.6) million at December 31, 2023 and $(478.2) million at December 31, 2022. Since accumulated other comprehensive income (loss) fluctuates from quarter to quarter due to unrealized changes in the fair value of investments caused primarily by changes in market interest rates, National Western Life Group, Inc. believes this financial measure provides useful supplemental information.

Investor Relations Contact:
Brian M. Pribyl - Senior Vice President, Chief Financial Officer and Treasurer
(512) 836-1010
bpribyl@nwlic.com
www.nwlgi.com